                                                                  EXHIBIT 23(f)

                          CONSENT OF FINANCIAL ADVISOR

                                  July 1, 1996

         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Peoples Heritage Financial Group, Inc. included as Annex VI to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       KEEFE, BRUYETTE & WOODS, INC.

                                       By:/s/ A.M. Senchak
                                          -------------------------------------
                                          Name:  A.M. Senchak
                                          Title: Executive Vice President